UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 23, 2023

VoIP-PAL.COM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55613	98-0184110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7215 Bosque Blvd., Suite 102, Waco, TX	76710-4020
(Address of Principal Executive Offices)	(Zip Code)

1-954-495-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 23, 2023, VoIP-Pal.com Inc. (the “Company”), Digifonica Intellectual Properties (DIP) Limited (the “Seller”) and Digifonica (International) Limited entered into an amendment (the “Amendment”) to the share transfer agreement between the parties originally dated June 25, 2013, and subsequently amended on July 18, 2013, October 6, 2013, October 31, 2013, November 25, 2013, March 17, 2014 and April 21, 2021 (collectively, the “STA”). Pursuant to the Amendment, the parties agreed to delete Section 5.5 of the STA, which required the Company to issue to the Seller or the Seller’s assignee warrants to purchase shares of the Company’s common stock (each. a “Warrant”) in a sufficient quantity such that when exercised, the shares of common stock issuable upon the exercise of the Warrants plus certain previously-issued shares of common stock held by the Seller, would equal 40% of the Company’s outstanding share capital, and replace it with substantially similar language plus a requirement for the Company to issue to the Seller that number of shares of the Series A preferred stock of the Company that would allow the Seller to retain voting rights equivalent to the same 40% interest.

In addition, the Amendment included an adjustment to the exercise price of the 621,470,562 Warrants issued and sold to the Seller on April 16, 2021, from $0.021 per share to a nominal price per share, which the board of directors of the Company (the “Board”) subsequently determined to be $0.001 per share. Each of the Warrants continues to be exercisable until April 16, 2031.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 6, 2023, the holders of a majority of the issued and outstanding stock of the Company approved an increase in the Company’s authorized capital from 3,500,000,000 shares of common stock, par value $0.001 per share, to 5,000,000,000 shares of common stock, par value $0.001 per share (the “Authorized Capital Increase”). On May 5, 2023, the Company formally completed the Authorized Capital Increase by filing a Certificate of Amendment with the Nevada Secretary of State, a copy of which is attached hereto as Exhibit 3.6.

Item 8.01 Other Events

On April 24, 2023, the Board approved an amendment to the exercise price of an aggregate of 410,000,000 previously-issued Warrants (collectively, the “2022 Warrants”) and an aggregate of 152,000,000 previously-issued stock options (collectively, the “Options”, and together with the 2022 Warrants, the “Issued Securities”) from $0.025 to $0.005 per share, and concurrently adopted an Option and Warrant Exercise Process and Share Sales Policy (the “Policy”), the material features of which are as follows:

1.	Any holder of Issued Securities must apply to the option committee of the Board, as the same may be constituted from time to time (in any case, the “Committee”), in order to exercise any of such holder’s Issued Securities; and
2.	In connection with any proposed exercise, the Committee is responsible for (a) determining whether or not any holder is permitted to exercise such holder’s Issued Securities including, in respect of any particular exercise, whether such exercise can be completed on a cashless basis, and (b) creating a schedule governing the sale of any securities issuable upon the exercise of any Issued Securities, to which the holder must adhere as a condition of exercise.

The Policy also permits the Committee to add additional conditions to any proposed exercise of Issued Securities.

The Issued Securities were originally issued to certain officers, directors and consultants of the Company on April 23, 2021 (as to 90,000,000 of the Options) and May 30, 2022 (as to the 2022 Warrants and 62,000,000 of the Options).

In addition to the foregoing amendments, on April 24, 2023, the Board approved an amendment to the vesting conditions attached to the 2022 Warrants, such that 50% of the Warrants were deemed to have vested on the issue date (May 30, 2022) and the remaining 50% will vest on the one year anniversary of the issue date (May 30, 2023). As disclosed in the Company’s current report on Form 8-K dated June 2, 2022, the 2022 Warrants were originally subject to vesting conditions the substance of which provided that the Warrants would only vest upon the earlier of (i) a definitive agreement in respect of a change of control transaction being executed by the Company or the Company and certain of the Company’s stockholders, as the case may be, or (ii) the Board approving an accelerated vesting schedule in such form as the Board may determine in its sole discretion.

The primary purpose of the various amendments described above was to properly incentivize the holders of the Issued Securities in light of the $0.005 issue price of the Company’s common stock in recent financings, while at the same time protecting the integrity of the trading market for all holders of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description

3.6	Certificate of Amendment dated May 4, 2023

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: May 10, 2023	By:	/s/ Emil Malak
Emil Malak
Chief Executive Officer